Eugene A. Bauer, M.D.

6416 Cecil Avenue

St. Louis, MO 63105

May 17., 2022

Mr. John Andrews

Chief Executive Officer

Applied UV

Dear John:

Because of material disagreements with Max Munn, the founder of Applied UV, I find it impossible for me to continue to serve on the Board of Directors. Therefore, I hereby resign my position as a Director of Applied UV - effective immediately. Let me further state that in the short period of time since your appointment as CEO of Applied UV it has been a privilege to work with you, and I wish you all the best.

 With kind personal regards,

/s/ Eugene A. Bauer

Eugene A. Bauer, M.D.

eab/bs